Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-229003) on Form S-3 and related Prospectus of Organogenesis Holdings Inc. of our report dated November 7, 2017 relating to the financial statements of NuTech Medical Target Business appearing in the Current Report on Form 8-K of Organogenesis Holdings Inc. dated December 11, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

January 9, 2019